Exhibit 99.1

FOR IMMEDIATE RELEASE

June 20, 2023

Peter Poli

Chief Financial Officer

peter.poli@trackgrp.com

Track Group Announces Trading on OTCQB Venture Market

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQB: TRCK), a global leader in offender tracking and monitoring services, today announced its application for listing has moved to the OTCQB® Venture Market ("OTCQB") and trading commenced at the opening of the market on June 16, 2023. The company will continue to trade under the ticker symbol “TRCK”. Existing Track Group shares, previously quoted on the OTCQX, will now be quoted on the OTCQB without further action needed by shareholders.

About Track Group, Inc.

Track Group designs, manufactures, and markets location-tracking devices and develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

For more information, visit www.trackgrp.com